UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 9, 2013

CVS CAREMARK CORPORATION
(Exact Name of Registrant
as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)

One CVS Drive
Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On May 9, 2013, CVS Caremark Corporation (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). At the time of the Annual Meeting, Directors Marian L. Heard and Lance Piccolo did not stand for re-election and retired from the Company's Board of Directors. Accordingly, by vote of the Board of Directors, the size of the Board was reduced from 11 to 9 members.
(d) On May 9, 2013, the Board of Directors of the Company appointed William C. Weldon to its Management Planning and Development Committee and its Nominating and Corporate Goverence Committee. Mr. Weldon had been elected to the Board by the Board of Directors of the Company in March 2013 and was reelected by the stockholders of the Company on May 9, 2013.
Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 9, 2013, upon receipt of stockholder approval at the Annual Meeting, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) that amends the voting thresholds required under the “fair price” provision set forth in Article Fifth of the Certificate of Incorporation. The description of the Certificate of Amendment contained herein and in the Proxy Statement is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 attached hereto and incorporated by reference herein.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
The following are the voting results on each matter submitted to the Company's stockholders at the Annual Meeting. The proposals below are described in detail in the Proxy Statement. At the Annual Meeting, the 9 nominees for director were elected to the Company's Board of Directors for a term of one year (Proposal 1). In addition, management proposals regarding ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2013, the non-binding approval of the compensation of the Company's named executive officers as disclosed in the Proxy Statement, an amendment of the Company's 2007 Employee Stock Purchase Plan to add shares to the Plan, and the Certificate of Amendment to the Company's Certificate of Incorporation described above (Proposals 2-5), were approved. Stockholder proposals requesting (i) a report on political contributions, (ii) a policy on accelerated vesting of equity awards of senior management upon a change in control and (iii) a report on lobbying, respectively (Proposals 6-8), were rejected.

		For	Against	Abstained	Broker Non-Votes
1.	The election, for one-year terms, of all persons nominated for directors, as set forth in the Company's Proxy Statement, was approved by the following votes:

	C. David Brown II	959,833,148	11,368,524	4,749,340	78,085,784
	David W. Dorman	960,810,928	10,414,321	4,725,763	78,085,784
	Anne M. Finucane			4,691,059	78,085,784
	Kristen Gibney Williams	965,006,245	6,243,989	4,700,778	78,085,784
	Larry J. Merlo	965,494,685	5,813,340	4,642,849	78,085,784
	Jean-Pierre Millon			4,760,908	78,085,784
	Richard J. Swift	895,399,057	75,799,466	4,752,488	78,085,784
	William C. Weldon	963,566,064	7,636,093	4,748,191	78,085,784
	Tony L. White			4,765,713	78,085,784

2.	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2013 fiscal year, as set forth in the Company's Proxy Statement, was approved by the following vote:	1,043,544,357	5,711,671	4,780,768	—
3.	Company proposal to approve, by a non-binding vote, the compensation of the Company's named executive officers, as set forth in the Company's Proxy Statement, was approved by the following vote:	928,850,203	38,719,824	8,378,994	78,087,775
4.	Company proposal to approve an amendment of its 2007 Employee Stock Purchase Plan to add shares to the Plan, as set forth in the Company's Proxy Statement, was approved by the following vote:	961,300,663	9,833,464	4,816,885	78,085,784
5.	Company proposal to approve an amendment of the Company's Amended and Restated Certificate of Incorporation to reduce the voting thresholds in the fair price provision, as set forth in the Company's Proxy Statement, was approved by the following vote:	946,668,244	23,718,646	5,562,131	78,087,775
6.	Stockholder proposal requesting a report on political contributions and expenditures, as set forth in the Company's Proxy Statement, was rejected by the following vote:	281,549,938	519,252,539	175,139,810	78,094,509
7.	Stockholder proposal requesting a policy on accelerated vesting of equity awards of senior management upon a change in control, as set forth in the Company's Proxy Statement, was rejected by the following vote:	365,713,842	602,838,438	7,390,006	78,094,510
8.	Stockholder proposal requesting a report on lobbying, as set forth in the Company's Proxy Statement, was rejected, by the following vote:	285,546,275	514,580,877	175,815,135	78,094,509

Item 9. Financial Statements and Exhibits

Item 9.01. Financial Statements

(d) Exhibits

Exhibit No.    Description
-

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation
of CVS Caremark Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION

By:	/s/ David M. Denton
David M. Denton Executive Vice President, Chief Financial Officer, Controller and Chief Accounting Officer

Dated: May 13, 2013